CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2014 Stock Incentive Plan of Sino-Global Shipping America, Ltd. and Affiliates of our report dated September 27, 2013 with respect to the consolidated financial statements of Sino-Global Shipping America, Ltd. and Affiliates included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2013, filed with the Securities and Exchange Commission on September 27, 2013.

/s/ Friedman LLP

New York, New York

April 22, 2014